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                                                                     EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           STILLWATER MINING COMPANY

     Stillwater Mining Company (the "Corporation") was incorporated under that name by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 2, 1992. This Restated Certificate of Incorporation of the Corporation, which both restates and further amends the provisions of the Corporation's Certificate of Incorporation as heretofore amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware, and written notice thereof has been given to all stockholders who did not consent thereto in writing.

                                   ARTICLE 1

     The name of the Corporation is Stillwater Mining Company.

                                   ARTICLE 2

     The address of the Corporation's registered office in the County of Kent, State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19904. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE 3

     The nature of the business of the Corporation and the purposes for which it is organized is to engage in any business and in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

                                   ARTICLE 4

     The authorized capital stock of the Corporation shall consist of Fifty Million (50,000,000) shares of Common Stock, par value $.01 per share, and One Million (1,000,000) shares of Preferred Stock, par value $.01 per share. The Preferred Stock may be issued from time to time as shares of one or more series. Subject to the provisions hereof and the limitations prescribed in the Corporation's bylaws or by law, the Board of Directors is authorized to, by adopting resolutions providing for the issuance of Preferred Stock of any particular series, to establish the number of shares of
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Preferred Stock to be included in each such series. Subject to the provisions hereof and the limitations prescribed in the Corporation's bylaws or by law, the Board of Directors is further authorized, by adopting resolutions providing for the issuance of Preferred Stock, to fix the designations, relative powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including without limitation the right to create voting rights and dividend and liquidation preferences greater than those of Common Stock.

                                  ARTICLE 5

                              Board of Directors

     5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of Article 4 of this Certificate relating to the rights of holders of any series of Preferred Stock, the number of directors constituting the entire Board of Directors shall be seven.

     5.2 Cumulative Voting. Except as otherwise provided for or fixed pursuant to the provisions of Article 4 of this Certificate relating to the rights of holders of any series of Preferred Stock, each stockholder entitled to vote for director shall be entitled at all elections of directors to as many votes as shall equal the number of votes which (except for these provisions as to cumulative voting) such stockholder would be entitled to cast for the election of directors with respect to such stockholder's shares of stock multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit.

     5.3 Election of Directors. Directors need not be elected by written ballot, unless the bylaws so require.

                                 ARTICLE 6

     Subject to the limitations contained in the bylaws, the Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the bylaws of the Corporation, but such authorization shall not divest the stockholders of the power, nor limit their power, to adopt, amend, or repeal bylaws.

                                 ARTICLE 7

     Any action required or permitted to be taken by the stockholders of the Corporation may be effected by written consent of the stockholders of the number of shares required to approve actions at duly convened meetings of stockholders at which all shares entitled to vote thereon were present and entitled to vote.

                                 ARTICLE 8

     Notwithstanding that a lesser or no vote may be required by law of the stockholders of the Corporation, and in addition to any other vote of the stockholders


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required by law or this Restated Certificate of Incorporation, but subject to
Section 253 of the General Corporation Law of the State of Delaware, the following matters shall require either (a) the favorable vote by the stockholders holding at least two-thirds (2/3) of the then issued and outstanding shares of Common Stock or (b) the favorable vote of stockholders holding at least a majority of the then issued and outstanding shares of Common Stock if such matter has received the favorable vote of at least seventy-five percent (75%) of the entire Board of Directors of the Corporation: (i) the merger or consolidation of the Corporation of any of its subsidiaries with any other entity (except in connection with a merger consummated for the sole purpose of changing the jurisdiction of organization of the Corporation or any of its subsidiaries), (ii) a sale in one transaction or a series of related transactions of all or substantially all of the Corporation's assets or (iii) an amendment to Section 5.1, Section 5.2, Article 10 or this Article 8. As used in this Article 8 and in this Certificate of Incorporation generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                                   ARTICLE 9


     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as to liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent provided or permitted by the amended General Corporation Law of the State of Delaware.

                                   ARTICLE 10

     At such time as Manville Corporation, together with any direct or indirect wholly-owned subsidiaries of Manville Corporation, no longer holds of record shares of Common Stock or other Corporation securities having general voting power in the election of directors ("Voting Securities") constituting, in the aggregate, thirty percent (30%) or more of the total general voting power of the Corporation's Voting Securities outstanding, then Section 5.1 and Article 8 of this Certificate of Incorporation shall become forever null and void and shall be of no further force and effect.

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     IN WITNESS WHEREOF, the undersigned hereby declares and certifies that this is the duly authorized act and deed of the Corporation and that the facts herein are true, and accordingly, has hereunto set his hand effective as of the 21st day of December, 1994.


                                              /s/ CHARLES R. ENGLES
                                              ---------------------------
                                              Charles R. Engles, Chairman


                                              ATTEST:

                                              /s/ ROGER P. TWISSELMAN
                                              ---------------------------
                                              Roger P. Twisselman, Secretary





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